UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 16, 2009
                                                         ----------------

                             INVESTORS BANCORP, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

         Delaware                          0-51557                  22-3493930
----------------------------        ---------------------     ------------------
(State or other jurisdiction        (Commission File No.)     (IRS Employer
of incorporation)                                            Identification No.)



101 JFK Parkway, Short Hills, New Jersey                           07078
----------------------------------------                      ---------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (973) 924-5100
                                                     --------------


                                 Not Applicable
        ------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events
                   ------------

     On October 16, 2009, Investors Savings Bank (the "Bank"), the wholly owned subsidiary of Investors Bancorp, Inc. (the "Company"), completed its acquisition of six New Jersey branches of Banco Popular North America ("Banco Popular"), as contemplated by the previously announced Purchase and Assumption Agreement (the "Agreement") by and between the Bank and Banco Popular, dated as of May 21, 2009. In accordance with the Agreement, the Bank acquired approximately $227.0 million of deposits and paid a deposit premium of 1.0% on the 10-day average daily balance of the deposits acquired.

     The preceding is qualified in its entirety by reference to the Agreement, which was filed as Exhibit 10.1 to the Company's Form 8-K dated May 22, 2009.


Item 9.01.        Financial Statements and Exhibits.
                  ----------------------------------

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

         Exhibit No.               Exhibit

              99                   Press release dated October 16, 2009

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              INVESTORS BANCORP, INC.



DATE:  October 19, 2009                    By: /s/ Domenick A. Cama
                                              ---------------------------------
                                              Domenick A. Cama
                                              Executive Vice President and Chief
                                               Operating Officer